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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-108464) of Textron Financial Corporation and in the related Prospectus of our reports dated February 16, 2005, with respect to the consolidated financial statements of Textron Financial Corporation, Textron Financial Corporation's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Textron Financial Corporation, included in this Annual Report (Form 10-K) for the year ended January 1, 2005.




/s/ Ernst & Young LLP



Boston, Massachusetts
February 23, 2005